EXHIBIT 11

                    HEALTHSOUTH CORPORATION AND SUBSIDIARIES

                   COMPUTATION OF INCOME PER SHARE (UNAUDITED)

                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)


                                                                                  THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                                       JUNE 30,                       JUNE 30,
                                                                               -------------------------      ----------------------
                                                                                    1998          1997          1998          1997
                                                                                  --------      --------      --------      --------
Numerator:
  Net income                                                                      $117,228      $ 81,319      $226,596      $145,899
                                                                                  --------      --------      --------      --------
  Numerator for basic earnings per share -- income available to
     common stockholders                                                           117,228        81,319       226,596       145,899

  Effect of dilutive securities:
     Elimination of interest and amortization on 5% Convertible
         Subordinated Debentures due 2001, less the related
         effect of the provision of income taxes                                        --            --            --           960

     Elimination of interest and amortization on 3.25% Convertible
         Subordinated Debentures due 2003, less the related
         effect of the provision of income taxes                                     3,112            --         3,492            --
                                                                                  --------      --------      --------      --------
  Numerator for diluted earnings per share -- income available to
     common stockholders after assumed conversion                                 $120,340      $ 81,319      $230,088      $146,859
                                                                                  ========      ========      ========      ========

Denominator:
  Denominator for basic earnings per share -- weighted-average
     shares                                                                        400,628       340,045       399,540       334,233

  Effect of dilutive securities:
     Net effect of dilutive stock options                                           12,086        14,937        12,123        14,994
     Assumed conversion of 5% Convertible Subordinated
         Debentures due 2001                                                            --            --            --         6,113

     Assumed conversion of 3.25% Convertible Subordinated
         Debentures due 2003                                                        15,502            --         8,585            --
                                                                                  --------      --------      --------      --------
             Dilutive potential common shares                                       27,588        14,937        20,708        21,107
                                                                                  --------      --------      --------      --------
  Denominator of diluted earnings per share -- adjusted
     weighted-average shares and assumed conversions                               428,216       354,982       420,248       355,340
                                                                                  ========      ========      ========      ========

Basic earnings per share                                                          $   0.29      $   0.24      $   0.57      $   0.44
                                                                                  ========      ========      ========      ========

Diluted earnings per share                                                        $   0.28      $   0.23      $   0.55      $   0.41
                                                                                  ========      ========      ========      ========
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